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                                                                   EXHIBIT 10.20

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT (the "Agreement"), dated as of September 29, 1995, between Alpha Technologies Group, Inc., a Delaware corporation (the "Company"), and Lawrence Butler (the "Employee").

         WHEREAS, Employee has been serving as President and Chief Executive Officer of the Company since April 18, 1995 and the parties wish to provide for the continuation of such services.

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

          1.   Employment, Duties and Acceptance.

          1.1. The Company hereby employs the Employee for the Term (as hereinafter defined) to render services to the Company as its president and chief executive officer, subject to the direction of the Chairman of the Board of Directors, and, in connection therewith, to perform such executive and managerial duties as he shall be directed by the Chairman of the Board of Directors to perform. Notwithstanding the foregoing, Employee may pursue other business ventures provided they do not (x) materially interfere with his duties hereunder or, (y) compete, directly or indirectly, with the Company's businesses.

          1.2. Acceptance of Employment by the Employee. The Employee hereby accepts such employment and agrees to render the executive and managerial services described above on the terms and conditions set forth.
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          2. Term of Employment. The term of the Employee's employment under this Agreement (the "Term") shall commence on the date hereof and shall end on October 31, 1998, unless sooner terminated pursuant to Article 5 of this Agreement.

          3.   Compensation.

          3.1. Salary. For services to be rendered pursuant to this Agreement, the Company agrees to pay the Employee a salary of $180,000 per annum (the "Annual Salary") for the fiscal year ending October 31, 1995, payable in accordance with the Company's regular payroll practices but no less frequently than once per month. Employee's annual salary shall be reviewed by the Board of Directors from time to time.

          3.2. Incentive Compensation. For each of the Company's fiscal years ending during the Term, including the fiscal years ending October 31, 1995 and 1998, the Employee shall be awarded an incentive bonus (the "Bonus") pursuant to a formula to be determined by the Board of Directors, based upon the Company's achieving approved targeted earnings from continuing operations, less minority interest and before provision for income taxes ("Earnings"). For the fiscal year ending October 31, 1995, Employee shall be entitled to a Bonus calculated in accordance with Exhibit A hereto. For the purpose of calculating the Bonus, the Company's Earnings shall be conclusively determined from its statement of income for each fiscal year as certified by the Company's independent certified public accountants. Employee's Bonus, if any, shall be paid within ten days after the filing of

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the Company's Form 10-K or Form 10-KSB for each fiscal year ending during the
Term, or February 10, of the year following the end of each fiscal year of the Term, whichever is earlier.

          3.3. Withholdings and Deductions. All Compensation described in this
Article 3 shall be less such deductions as may be required to be withheld by applicable law and regulation.

     4.   Expenses and Benefits.

          4.1. Expenses. The Company shall pay or reimburse the Employee for all reasonable expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as it may require.

          4.2. Benefits. The Employee shall be entitled to all rights and benefits for which he shall be eligible under any stock option or extra compensation plan, pension, group insurance or other so-called "fringe" benefits which the Company may, in its sole discretion, provide for him or for its senior executive employees generally.

          4.3. Vacation. The Employee shall be entitled to such vacation as is provided from time to time to other senior executives of the Company.

     5.   Termination.

          5.1. Termination upon Death. If the Employee shall die during the Term, this Agreement shall terminate, except that the Employee's legal representatives shall be entitled to receive the Annual Salary provided for in
Section 3.1 of this Agreement

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through the thirtieth day after the Employee's death, and his Bonus shall be calculated on a pro rata basis through the end of the fiscal quarter immediately preceding his death.

          5.2. Termination upon Disability. If, during the Term, the Employee shall become physically or mentally disabled, whether totally or partially, so that he is unable substantially to perform his services hereunder for (i) a period of six consecutive months, or (ii) for shorter periods aggregating six months during any twelve-month period, the Company may at any time after the last day of the sixth consecutive month of disability or the day on which the shorter periods of disability shall have equaled an aggregate of six months, by written notice to the Employee (but before the Employee has recovered from such disability), terminate the term of the Employee's employment hereunder. Notwithstanding such disability, the Company shall continue to pay the Employee the Annual Salary herein provided for in Section 3.1 up to and including the date of such termination, and his Bonus shall be calculated on a pro rata basis through the end of the fiscal quarter immediately preceding such termination.

          5.3. Termination for Cause. Nothing contained herein shall preclude the Company from terminating this Agreement for cause. As used herein the term "for cause" shall be deemed to mean and include with respect to the Employee chronic alcoholism, drug addiction, conviction of the Employee of any felony, or of any lesser crime or offense involving the property of the Company or any of its subsidiaries or affiliates, misappropriation of any

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money or other assets or properties of the Company or its subsidiaries, or willful failure or refusal to substantially perform the services required of the Employee under this Agreement.

     6.    Non-Competition.

          6.1. During Term. Through and including October 31, 1998 (regardless of any termination under Section 5 hereof), the Employee will not, directly or indirectly, as an officer, director, stockholder, partner, associate, employee, consultant or owner, become or be interested in, or associated with, any other corporation, firm or business engaged in a business which is the same as, similar to or competitive with the business of the Company; provided that the ownership by the Employee, directly or indirectly, of shares of stock of a corporation, which shares are regularly traded on a national securities exchange or on the over-the-counter market and which shares do not amount to the lesser of (a) five per cent of the issued and outstanding shares of such corporation, or (b) an aggregate market value in excess of $500,000, shall not, in any event, be deemed to be in violation of the provisions of this Section 6.1.

          6.2. Non-Detrimental Conduct. During the Term and for a period of one year thereafter (regardless of any termination under Section 5 hereof), the Employee will not engage in any course of conduct anywhere that will diminish the value of the business of the Company, including, without limitation, the solicitation or hiring of employees of the Company other than those dismissed by the Company.

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          6.3. Specific Performance. The parties recognize that, because of the nature of the subject matter of this Section 6, it would be impractical and extremely difficult to determine the Company's actual damages in the event of a breach of this Section 6 by the Employee. Accordingly, if the Employee commits a breach, or threatens to commit a breach, of any of the provisions of Section 6.1 or 6.2, the Company shall be entitled to have the provisions of said Sections specifically enforced by temporary, preliminary and permanent injunctive relief without the posting of bond or other security by and court of competent jurisdiction, notwithstanding the provisions of Section 8 hereof.

          6.4. Severability. (a) If any of the provisions contained in Section
6.1 or 6.2, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the Employee agrees that the body making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, said provisions shall then be enforceable.

          (b) In the event that, under the laws of any state within the geographical scope of the covenants contained in Sections 6.1 or 6.2, such covenants would be wholly unenforceable by reason of the breadth of their scope or otherwise, it is the intention of the parties hereto that such determination not bar nor in any way affect the Company's right to the relief provided above under the laws of any other state within the geographical scope of such covenants, as to breaches of such covenants in such other

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respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

     7.    Protection of Confidential Information.

          7.1. Confidential Information. In view of the fact that the Employee's work for the Company will bring him into close contact with many confidential affairs of the Company not readily available to the public, the Employee agrees:

          (a) To keep secret and retain in the strictest confidence all confidential matters of the Company, including, without limitation, trade "know-how", secrets, the names of its customers, suppliers and contractors, the Company's procedures and policies in purchasing and sales, including its pricing policies, operational methods and technical processes, and other business affairs of the Company, learned by him heretofore or hereafter, and not to disclose them to anyone outside of the Company, either during or after his employment with the Company, except in the course of performing his duties hereunder or with the Company's express written consent; and

          (b) To deliver promptly to the Company on termination of his employment, all memoranda, notes, records, reports, manuals, drawings and other documents (and all copies thereof) relating to the Company's business and all property associated therewith) which he may then possess or have under his control.

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          7.2. Survival. The provisions of this Section 7 shall survive any termination of this Agreement.

          7.3. Specific Performance. The parties recognize that, because of the nature of the subject matter of this Section 7, it would be impractical and extremely difficult to determine the Company's actual damages in the event of a breach of this Section 7 by the Employee. Accordingly, if the Employee commits a breach, or threatens to commit a breach, of any of the provisions of Section 7.1, the Company shall be entitled to have the provisions of said Sections specifically enforced by temporary, preliminary and permanent injunctive relief without the posting of bond or other security by and court of competent jurisdiction, notwithstanding the provisions of Section 8 hereof.

     8.   Disputes and Arbitration.

          In the event that a dispute should arise between the Company and the Employee under or in connection with this Agreement and such dispute shall not have been resolved within 30 days after it arose, then such dispute shall be submitted to arbitration. Such arbitration shall be conducted by a board of three arbitrators; the Company and the Employee shall each appoint one arbitrator, with the third to be appointed by the two arbitrators so selected or if not appointed within 30 days after the selection of the initial two arbitrators, then by the American Arbitration Association. Such arbitration shall be conducted in New York, New York, under the rules of the American Arbitration Association then obtaining. The award rendered by the arbitrators shall specify the

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findings of fact upon which based and the reasons for such award with reference to and reliance on applicable law of New York. Such award, and the findings and reasons upon which it is based, shall be final and binding, and judgment upon such award may be entered in any court having jurisdiction thereof.

    9.   Notices.

          All notices, requests, consents and other communications, required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally, or mailed first-class, postage prepaid by registered or certified mail (notices shall be deemed to have been given when so delivered personally) or, if mailed, two days after the date of mailing, as follows (or to such other address as either party shall designate by notice so given to the other in accordance herewith):

     If to the Company, to:

          Alpha Technologies Group, Inc.
          Attention:  Marshall Butler
          750 Lexington Avenue, 27th Floor
          New York, New York 10022

     If to the Employee, to:

          Lawrence Butler
          750 Lexington Avenue, 27th Floor
          New York, NY lOO22

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     10.  General.

          10.1. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of New York applicable to agreements made and to be performed entirely in New York.

          10.2. Section Headinqs. The article and section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          10.3. Entire Aqreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

          10.4. Successors and Assiqns. This Agreement, and the Employee's rights and obligations hereunder, may not be assigned by the Employee. The Company may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; in any event the obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

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       10.5. Amendments, Modifications, etc. This Agreement may be amended, modified, superseded, cancelled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by the party to be charged therewith. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement. The invalidity or unenforceability of any term or provision of this Agreement shall in no way impair or affect the balance thereof, which shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement on September 29, 1995.

                                     ALLPHA TECHNOLOGIES GROUP, INC.

                                     By:  /s/ Marshall D. Butler
                                        -----------------------------



                                     /s/ Lawrence Butler
                                     --------------------------------
                                     LAWRENCE BUTLER

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                                   EXHIBIT A

         Employee's bonus shall be calculated based upon the Company's earnings from continuing operations, less minority interest and before provision for income taxes (the "Earnings") for the Company's fiscal year ending October 31, 1995, as follows:

                                                            Employee's
If the Company's Earnings for fiscal year               Bonus as a % of his
      ending October 31, 1995 are                     Annual Salary shall be
  -----------------------------------------          ----------------------

less than $3,100,000                                             0%

greater than $3,100,000 yet less than $3,300,000                16%

greater than $3,300,000 yet less than $3,500,000                20%

greater than $3,500,000 yet less than $3,600,000                25%

greater than $3,600,000 yet less than $3,700,000                32%

greater than $3,700,000 yet less than $3,800,000                36%

greater than $3,800,000 yet less than $3,900,000                40%

greater than $3,900,000 yet less than $4,000,000                44%

greater than $4,000,000 yet less than $4,100,000                48%

greater than $4,100,000 yet less than $4,200,000                52%

greater than $4,200,000 yet less than $4,300,000                56%

greater than $4,300,000 yet less than $4,400,000                60%

greater than $4,400,000 yet less than $4,500,000                64%

greater than $4,500,000                                         69%

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